UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2006

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2006, the compensation committee of Targeted Genetics’ board of directors approved the 2006 annual option grants under the Targeted Genetics Corporation 1999 Stock Option Plan to Targeted Genetics’ chief executive officer and its other named executive officers. The following table provides information regarding the stock options granted to the named executive officers:

Name	Number of Shares Underlying Options Granted	Exercise Price ($/share)	Expiration Date
H. Stewart Parker, President and Chief Executive Officer	38,000	$3.80	6/12/16
Barrie J. Carter, Executive Vice President and Chief Scientific Officer	30,000	$3.80	6/12/16
David J. Poston, Vice President, Financing and Chief Financial Officer	30,000	$3.80	6/12/16

As set forth above, the options were granted at an exercise price of $3.80 per share, which was the closing price of Targeted Genetics common stock, as quoted on the NASDAQ Capital Market on May 8, 2006 (on a post-reverse split adjusted basis), the last trading day before Targeted Genetics’ announcement on May 9, 2006 that its board of directors had approved and authorized the implementation of a reverse stock split at a ratio of one-for-ten.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ BARRIE J. CARTER
Barrie J. Carter
Executive Vice President and Chief Scientific Officer

Dated: June 16, 2006